UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 21, 2009
ALION SCIENCE AND TECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	333-89756	54-2061691

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1750 Tysons Boulevard Suite 1300 McLean, VA	22102

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (703) 918-4480
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Note Regarding Forward-Looking Statements
The statements contained in this Form 8-K that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to the Company’s future plans, objectives, expectations and intentions and are for illustrative purposes only. These statements may be identified by the use of words such as “believe,” “expect,” “intend,” “plan,” “anticipate,” “likely,” “forecast,” “projections,” “could,” “estimate,” “may,” “potential,” “should,” “would” and similar expressions and may also include references to assumptions. The forward-looking statements are based on the Company’s current expectations and are subject to certain risks, uncertainties and assumptions. The Company’s actual results could differ materially from results anticipated in these forward-looking statements. All forward-looking statements included in this document are based on information available to the Company on the date hereof, and the Company assumes no obligation to update any such forward-looking statements.
Item 1.01 Entry into a Material Definitive Agreement.
On December 21, 2009, Alion Science and Technology Corporation (“Alion”, the “Company”) entered into a Note and Warrant Redemption Agreement, Fourth Amendment to Seller Note Securities Purchase Agreement, First Amendment to the Second Amended and Restated Seller Note and Rights Agreement Termination Agreement (the “Redemption Agreement”) dated as of December 18, 2009 between Alion and Illinois Institute of Technology (“IIT”).
Under the Redemption Agreement, Alion has agreed to redeem and repurchase, and IIT has agreed to sell to Alion for an aggregate redemption and repurchase price of $25,000,000, (a) Alion’s Second Amended and Restated Seller Note issued to and held by IIT with a capitalized aggregate principal amount as of December 21, 2008 of $51,703,538.40 (the “Seller Note”), (b) a warrant issued to and held by IIT to purchase 1,080,436.8 shares of Alion common stock for $10 per share (“Warrant No. 3”), and (c) a warrant held by IIT to purchase 550,000 shares of Alion common stock for $36.95 per share (“Warrant No. 4” and with Warrant No. 3, the “Seller Warrants”).
Alion’s obligation to redeem and repurchase the Seller Note and the Seller Warrants remains subject to certain conditions including, among others, Alion having: (a) access to sufficient capital under the terms of its various debt agreements to pay the redemption and repurchase price; and (b) permission or the right to pay IIT the redemption and repurchase price under Alion’s various debt agreements.
Alion and IIT have agreed that interest otherwise due and payable under the Seller Note on January 2, 2010 will not be due and payable until April 1, 2010. Upon the closing of the redemption and repurchase of the Seller Note and the Seller Warrants, (a) the Seller Note Securities Purchase Agreement and the Rights Agreement each dated as of December 20, 2002 between Alion and IIT (as successor to Illinois Institute of Technology Research Institute) will terminate, and (b) two current members of Alion’s Board of Directors nominated by IIT will resign. IIT has agreed not to exercise the Seller Warrants prior to March 31, 2010, and if Alion has not redeemed and repurchased the Seller Note and the Seller Warrants by March 31, 2010, either Alion or IIT may terminate the Redemption Agreement.
A copy of the Redemption Agreement is attached to this Current Report on Form 8-K as Exhibit 10.90, and it is incorporated by reference as though it were fully set forth herein. The foregoing summary description of the Redemption Agreement and the transactions contemplated thereby is not intended to be complete, and it is qualified in its entirety by the complete text of the Redemption Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure required by this item is included in Item 1.01, and it is incorporated herein by reference.

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
On December 23, 2009, the Audit and Finance Committee of the Board of Directors of the Company concluded that the Company’s previously issued financial statements for the year ended September 30, 2008 (“Fiscal Year 2008”) (and the related independent registered public accounting firm report for such period), and the quarters ended December 31, 2007, March 31, 2008, June 30, 2008, December 31, 2008, March 31, 2009 and June 30, 2009 (the “Affected Fiscal Quarters”), should no longer be relied upon for the reasons described below.
As previously disclosed in a current report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2009 (the “Prior Form 8-K”), the Company entered into a waiver (the “Waiver”) in connection with that certain Credit Agreement dated as of August 2, 2004 by and among the Company, Credit Suisse AG (formerly known as Credit Suisse Cayman Islands branch), individually and as administrative agent, the lenders signatory thereto and certain subsidiary guarantors of the Company, as amended (the “Credit Agreement”). The Prior Form 8-K is hereby incorporated by reference.
The Credit Agreement requires the Company to satisfy two financial covenants, a senior secured leverage test and an interest coverage test. These covenant tests compare Alion’s senior secured debt and its cash paid interest expense to its Consolidated EBITDA, and require Alion to maintain certain minimum thresholds which vary from period to period. Alion recently discovered that historically it has not calculated Consolidated EBITDA in accordance with the definition of Consolidated EBITDA in the Credit Agreement. The Credit Agreement requires Alion to deduct from Consolidated EBITDA cash payments made in a current accounting period on account of reserves, restructuring charges and other non-cash charges that Alion added to its Consolidated Net Income in a prior accounting period as permitted by the definition. Alion discovered that in calculating Consolidated EBITDA it has not historically reduced its Consolidated Net Income by cash payments made on account of non-cash charges added back in prior periods related to, among other things, Alion’s SAR and phantom stock plans and certain share redemption transactions with the Alion Science and Technology Corporation Employee Ownership, Savings and Investment Trust.
As a result of miscalculating Consolidated EBITDA, the Company failed to comply with its senior secured leverage ratio test (or predecessor test) beginning with its fiscal quarter ending June 30, 2006 and continued to fail to comply through the quarter ending June 30, 2009 except the Company complied for the quarters ending March 31, 2007, June 30, 2007 and September 30, 2007. Also, as a result of miscalculating Consolidated EBITDA, the Company failed to comply with its interest coverage ratio test beginning with its quarter ending December 31, 2007 and continued to fail to comply through the quarter ending September 30, 2009. In addition, the failure to satisfy the senior secured leverage ratio (or predecessor test) and the interest coverage ratio for the periods indicated resulted in Alion consequently breaching a number of affirmative and negative covenants in the Credit Agreement.
Under the Waiver, the requisite lenders under the Credit Agreement waived all of Alion’s financial, affirmative and negative covenant defaults described above, and its breach of certain representations and warranties, existing on December 14, 2009 and any defaults which will occur solely as a result of the proper application of required cash deductions in the calculation of Consolidated EBITDA for the fiscal year and quarter ended September 30, 2009.
The Company’s financial, affirmative and negative covenant defaults under the Credit Agreement resulted in the Company’s Term B senior term loan and revolving loan payable balances being callable either by the administrative agent or by lenders holding a majority of the value of the outstanding loans and therefore, as of the issuance of the Company’s Fiscal Year 2008 financial statements and the financial statements for the Affected Fiscal Quarters, such balances should have been classified as current liabilities. The Term B senior term loan payable balance of $229.8 million was incorrectly classified as a long-term liability on the Company’s Fiscal Year 2008 balance sheet. The Term B senior term loan and the revolving loan payable balances, the amounts of which are set forth below, were likewise incorrectly classified as long-term liabilities on the Company’s balance sheets for the Affected Fiscal Quarters.

	Term B Senior Term Loan	Revolving Loan
Fiscal Quarter	Payable Balance	Payable Balance
December 31, 2007	$237,962	$26,550
March 31, 2008	$237,567	$22,850
June 30, 2008	$237,171	$10,850
December 31, 2008	$229,684	—
March 31, 2009	$229,536	$4,720
June 30, 2009	$229,387	—

Subsequently, as discussed above, the Company has obtained the Waiver from the lenders of the aforementioned covenant defaults, and therefore the senior term loan and revolving loan payable balances will be appropriately classified as long-term liabilities in the Company’s fiscal year 2009 balance sheet.
The Company will be providing the corrected information in its annual report on Form 10-K for the fiscal year ended September 30, 2009, which it intends to file as soon as practicable.
Management has assessed the effect of the restatement on the Company’s internal controls over financial reporting and its disclosure controls and procedures and will reflect its conclusions regarding these matters under Item 9A(T) in the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2009.
The Audit and Finance Committee and management discussed these matters with the Company’s independent registered public accounting firm.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
10.90: Note and Warrant Redemption Agreement, Fourth Amendment to Seller Note Securities Purchase Agreement, First Amendment to the Second Amended and Restated Seller Note and Rights Agreement Termination Agreement, dated as of December 18, 2009 between Alion Science and Technology Corporation and Illinois Institute of Technology.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 24, 2009

ALION SCIENCE AND TECHNOLOGY CORPORATION
By:	/s/ Michael J. Alber
	Name:	Michael J. Alber
	Title:	Senior VP and CFO